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Exhibit 21.1

SUBSIDIARIES OF
CRESTWOOD MIDSTREAM PARTNERS LP

Name	Jurisdiction
Arlington Storage Company, LLC	Delaware
Arrow Field Services, LLC	Delaware
Arrow Midstream Holdings, LLC	Delaware
Arrow Pipeline, LLC	Delaware
Arrow Water, LLC	Delaware
CEQP Finance Corp.	Delaware
CMLP Tres Manager LLC	Delaware
CMLP Tres Operator LLC	Delaware
Cowtown Gas Processing Partners L.P.	Texas
Cowtown Pipeline Partners L.P.	Texas
Crestwood Appalachia Pipeline LLC	Texas
Crestwood Arkansas Pipeline LLC	Texas
Crestwood Canada Company	Nova Scotia
Crestwood Crude Logistics LLC	Delaware
Crestwood Crude Services LLC	Delaware
Crestwood Crude Terminals LLC	Delaware
Crestwood Crude Transportation LLC	Delaware
Crestwood Dakota Pipelines LLC	Delaware
Crestwood Delaware Basin LLC	Delaware
Crestwood Gas Marketing LLC	Delaware
Crestwood Gas Services GP LLC	Delaware
Crestwood Gas Services Operating GP LLC	Delaware
Crestwood Gas Services Operating LLC	Delaware
Crestwood Marcellus Midstream LLC	Delaware
Crestwood Marcellus Pipeline LLC	Delaware
Crestwood Midstream Finance Corp.	Delaware
Crestwood Midstream GP LLC	Delaware
Crestwood Midstream Operations LLC	Delaware
Crestwood Midstream Partners LP	Delaware
Crestwood New Mexico Pipeline LLC	Texas
Crestwood Niobrara LLC	Delaware
Crestwood Ohio Midstream Pipeline LLC	Delaware
Crestwood Operations LLC	Delaware
Crestwood Panhandle Pipeline LLC	Texas
Crestwood Partners LLC	Delaware
Crestwood Pipeline East LLC	Delaware
Crestwood Pipeline LLC	Texas
Crestwood Sabine Pipeline LLC	Texas
Crestwood Sales & Service Inc.	Delaware
Crestwood Services LLC	Delaware
Crestwood Storage Inc.	Delaware
Crestwood Transportation LLC	Delaware
Crestwood West Coast LLC	Delaware
E. Marcellus Asset Company, LLC	Delaware
Finger Lakes LPG Storage, LLC	Delaware
IPCH Acquisition Corp.	Delaware
Jackalope Gas Gathering Services, L.L.C.	Oklahoma
Powder River Basin Industrial Complex, LLC	Delaware

Name	Jurisdiction
Sabine Treating, LLC	Texas
Stagecoach Pipeline & Storage Company LLC	New York
Stellar Propane Service, LLC	Delaware
Tres Palacios Gas Storage LLC	Delaware
Tres Palacios Holdings LLC	Delaware
Tres Palacios Midstream, LLC	Delaware
US Salt, LLC	Delaware

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  Exhibit 21.1
SUBSIDIARIES OF CRESTWOOD MIDSTREAM PARTNERS LP